UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 31, 2017

GLOWPOINT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35376	77-0312442
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 1300
Denver, Colorado 80203
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (303) 640-3838

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
On July 31, 2017, the Company completed a recapitalization of its existing debt obligations as described further below (the “Debt Recapitalization”), which, as of July 31, 2017, eliminated $9,362,000 of debt and accrued interest obligations and reduced the Company’s outstanding common stock by 385,517 shares. As of July 31, 2017, there were no remaining obligations related to the Main Street Term Loan or SRS Note (each defined below). The Company expects that the Debt Recapitalization resulted in an increase of approximately $8,700,000 to stockholders’ equity on the Company’s balance sheet as of July 31, 2017. Therefore, the Company expects to meet the continued listing standards of the NYSE American Company Guide relating to stockholders’ equity (as previously described in the Company’s Form 8-K filed on June 1, 2017), subject to the Company reporting two consecutive quarters of being in compliance with such standards. The following tables summarize the impact of the Debt Recapitalization on the Company’s debt obligations and outstanding common stock as of July 31, 2017:

	Former Debt Obligations as of July 31, 2017	Debt Obligations Extinguished on July 31, 2017	New Outstanding Debt Obligations as of July 31, 2017
Main Street Term Loan: principal	$9,000,000	$(9,000,000)	—
SRS Note: principal	1,784,692	(1,784,692)	—
SRS Note: accrued interest	777,568	(777,568)	—
Western Alliance Bank: principal			$1,100,000
Super G Capital: principal			1,100,000
Total	$11,562,260	$(11,562,260)	$2,200,000

Outstanding Shares of Common Stock on July 31, 2017 prior to the Debt Recapitalization	36,534,840
Shares of common stock redeemed in connection with the Main Street Payoff	(7,711,517)
Shares of common stock issued in connection with the SRS Note Exchange	7,326,000
Outstanding Shares of Common Stock on July 31, 2017 after the Debt Recapitalization	36,149,323

Main Street Payoff Letter and Redemption Agreement

As of June 30, 2017, the Company had outstanding principal borrowings of $9,000,000 with Main Street Capital Corporation (“Main Street”) under a senior secured term loan facility (the “Main Street Term Loan”). As of June 30, 2017, Main Street owned 7,711,517 shares, or 21%, of the Company’s common stock.

On July 31, 2017, the Company and Main Street entered into (i) a payoff letter (the “Main Street Payoff Letter”) that terminated the $9,000,000 Main Street Term Loan and (ii) a Redemption Agreement (the “Main Street Redemption Agreement”) whereby the Company redeemed 7,711,517 shares of the Company’s common stock held by Main Street, in exchange for total cash payments from the Company of $2,550,000 (together, the “Main Street Payoff”). On July 31, 2017, the Company funded the Main Street Payoff using $350,000 of the Company’s existing cash plus cash proceeds of $2,200,000 borrowed under loan agreements with Western Alliance Bank and Super G (each defined below). After completion of the Debt Recapitalization, the Company’s cash position was approximately $1,270,000 as of July 31, 2017.

SRS Note Exchange Agreement

As of June 30, 2017, the Company had outstanding total obligations of $2,530,000 (consisting of $1,785,000 of principal and $745,000 of accrued interest) under a promissory note (the “SRS Note”) to Shareholder Representative Services LLC (“SRS”).

On July 31, 2017, the Company and SRS entered into a Note Exchange Agreement (the “SRS Note Exchange Agreement”) to extinguish the $2,562,000 of obligations on the SRS Note (including accrued interest for July 2017 of

$32,000) in exchange for 7,326,000 shares of the Company’s common stock (the “SRS Note Exchange”). Our President, Chief Executive Officer, and Director, Peter Holst, held a 27.3% interest in the SRS Note (or $699,528 as of July 31, 2017 including accrued interest) and received 1,825,157 shares of the Company’s common stock in connection with the SRS Note Exchange (representing an effective exchange price into common stock of $0.383 per share). The SRS Note Exchange was negotiated and approved on behalf of the Company by a special committee of the board of directors consisting exclusively of independent, disinterested directors.

Western Alliance Bank Business Financing Agreement

On July 31, 2017, the Company and its subsidiary entered into a senior secured Business Financing Agreement with Western Alliance Bank, as lender (the “Western Alliance Bank Loan Agreement“). The Western Alliance Bank Loan Agreement provides the Company with up to a total of $1,500,000 of revolving loans (the “A/R Revolver”). The maximum amount available under the A/R Revolver is limited to the lesser of (x) $1,500,000 and (y) an amount equal to the borrowing base. The borrowing base includes 85% of the Company’s eligible accounts receivable plus a non-formula amount (which was $600,000 as of closing, and which steps down to $400,000 on October 1, 2017, to $200,000 on January 1, 2018, and to $0 on April 1, 2018) (the “Non-Formula Amount”). On July 31, 2017, the Company received a loan in an amount equal to $1,100,000 under the Western Alliance Bank Loan Agreement, the proceeds of which were used to fund the Main Street Payoff.

All loans under the A/R Revolver mature on July 31, 2019 (unless such loans are not supported by the borrowing base, in which case any loans exceeding the borrowing base must be immediately repaid). Given the step-down of the Non-Formula Amount as described above, the Company will be required to make a mandatory prepayment of the loans on October 1, 2017, January 1, 2018 and April 1, 2018 in an amount equal to $200,000. The Western Alliance Bank Loan Agreement provides that all borrowings bear interest at the prime rate (4.25% as of July 31, 2017) plus 1.75% (or a total of 6.00% as of July 31, 2017) per year. The prime rate is subject to a floor of 4.00%. Interest payments on the outstanding borrowings are due monthly. The Company may receive new borrowings on the A/R Revolver if supported by the borrowing base and may prepay borrowings under the Western Alliance Bank Loan Agreement at any time without premium or penalty, subject to certain notice requirements. The obligations of the Company under the Western Alliance Bank Loan Agreement are secured by substantially all of the assets of the Company and its subsidiary, including accounts receivable, intellectual property, equipment and other personal property. The Western Alliance Bank Loan Agreement contains certain restrictions and covenants, which, among other things, subject to certain exceptions, restrict the Company’s ability to incur additional debt or make guarantees, sell assets, make investments or loans, make distributions or create liens or other encumbrances. The Western Alliance Bank Loan Agreement also requires that we comply with certain financial covenants, including maintaining a specified asset coverage ratio, minimum levels of adjusted EBITDA, minimum revenues vs. plan and minimum amounts of cash held with Western Alliance Bank.

The Western Alliance Bank Loan Agreement contains customary events of default, including failure to pay any principal or interest when due, failure to perform or observe covenants, breaches of representations and warranties, certain cross defaults, certain bankruptcy related events, monetary judgments defaults and a change in control. Upon the occurrence of an event of default, the outstanding obligations may be accelerated and become immediately due and payable.

Super G Loan Agreement and Warrant

On July 31, 2017, the Company and its subsidiary entered into a Business Loan and Security Agreement with Super G Capital, LLC (“Super G”), as lender (the “Super G Loan Agreement”) and received a term loan from Super G in an amount equal to $1,100,000, the proceeds of which were used to fund the Main Street Payoff.

Borrowings under the Super G Loan Agreement are to be repaid in installments (including interest) of $33,000 per month in the first 3 months following closing and approximately $68,600 per month in months four through twenty-four following closing, for total payments of $1,540,000. Interest payments for fiscal years 2017, 2018, and 2019 on the Super G Loan are expected to total $148,000, $246,000 and $46,000, respectively. The obligations of the Company under the Super G Loan Agreement are secured by a second lien on substantially all of the assets of the Company and its subsidiary, including accounts receivable, intellectual property, equipment and other personal property. The security interest granted and loans made under the Super G Loan Agreement are subordinated to the security interest and loans made under the Western Alliance Bank Loan Agreement pursuant to a subordination and intercreditor agreement. The Super G Loan Agreement contains certain restrictions and covenants similar to the Western Alliance Bank Loan Agreement, and requires the Company to comply with certain financial covenants, including maintaining unrestricted cash with Western Alliance Bank and maintaining minimum levels of adjusted EBITDA.

On July 31, 2017, the Company also issued a warrant that entitles Super G to subscribe to 550,000 shares of the Company’s common stock at an exercise price of $0.30 per share (the “Super G Warrant”). The Super G Warrant has a three year term and if the profit realized on such warrant is not equal to $165,000 over the term of the warrant, Super G is entitled to a cash exit fee for any difference at the end of the three year term.

The Super G Loan Agreement contains customary events of default, including failure to pay any principal or interest when due, failure to perform or observe covenants, breaches of representations and warranties, certain cross defaults, certain bankruptcy related events, monetary judgments defaults and failure to own 100% of the Company’s subsidiary. Upon the occurrence of an event of default, subject to the terms of the above-mentioned subordination and intercreditor agreement, the outstanding obligations may be accelerated and become immediately due and payable.

Item 1.02    Termination of a Material Definitive Agreement.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 1.02.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet     Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 2.03.

Item 3.02     Unregistered Sales of Equity Securities.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated by reference in this Item 3.02. The Super G Warrants were offered and sold in reliance upon exemptions from registration pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (“Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The shares of common stock issued in connection with the SRS Note Exchange were exchanged in reliance upon the exemption from registrations pursuant to Section 3(a)(9) of the Securities Act. No commission or other remuneration was paid or given directly or indirectly for soliciting the SRS Note Exchange.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits

4.1    Super G Warrant

10.1    Main Street Payoff Letter

10.2    Main Street Redemption Agreement

10.3    SRS Note Exchange Agreement

10.4    Western Alliance Bank Loan Agreement, dated July 31, 2017

10.5    Super G Loan Agreement, dated July 31, 2017

99.1    Press release, dated August 1, 2017, regarding the Debt Recapitalization.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOWPOINT, INC.
(registrant)

Date:	August 1, 2017	By:	/s/ David Clark
David Clark
Chief Financial Officer